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                                                                     EXHIBIT 5.0

                               September 24, 1999

Securities and Exchange Commission
450 Fifth Street
Washington, D.C.

     Re: Form S-3 Registration Statement relating to 6,200,000 shares of common stock, par value $.10 per share, of Per-Se Technologies, Inc.

Ladies and Gentlemen:

     I am General Counsel of Per-Se Technologies, Inc., a Delaware corporation ("Per-Se"), and have acted in such capacity in connection with the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 6,200,000 shares of Per-Se common stock, par value $.10 per share ("Common Stock"), to be sold be a stockholder of Per-Se (the "Selling Stockholder") in accordance with the Plan of Distribution set forth in the Registration Statement.

     As such counsel, I have examined and relied upon such records, documents, certificates and other instruments as is my judgment are necessary or appropriate to form a basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

     Based on the foregoing, I am of the opinion that:

          (i) Per-Se is a corporation incorporated and validly existing in good standing under the laws of the State of Delaware; and

          (ii) The outstanding shares of Common Stock to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                          Very truly yours,
                                          /s/ RANDOLPH L.M. HUTTO
                                          Randolph L.M. Hutto